                           CERTIFICATE OF AMENDMENT

                                    TO THE

                         CERTIFICATE OF INCORPORATION

                                      OF

                         ROFIN-SINAR TECHNOLOGIES INC.


          ROFIN-SINAR TECHNOLOGIES INC., a Delaware corporation, HEREBY CERTIFIES AS FOLLOWS:

          1. The name of the Corporation is Rofin-Sinar Technologies Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was July 19, 1996.

          2. This Certificate of Amendment sets forth an amendment to the Certificate of Incorporation of the Corporation which was duly adopted by the written consent of the sole stockholder of the Corporation entitled to vote thereon in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

          3. Article IV, Section 4.1 of the Certificate of Incorporation is hereby amended in full to be and read as follows:

                                 "ARTICLE  VI

          SECTION 4.1.  Authorized Capital.  Shares.  The total number of shares
                        ------------------   ------
          of all classes of capital stock that the Corporation shall have the authority to issue is 35,000,000 shares, of which (i) 30,000,000 shares shall be common stock, par value $0.01 per share ("Common Stock"), and (ii) 5,000,000 shares shall be preferred stock, par value $0.01 per share ("Preferred Stock")."

          IN WITNESS WHEREOF, ROFIN-SINAR TECHNOLOGIES INC. has caused this certificate to be signed by ________________, its __________________, and attested by Christopher C. Paci , its Secretary, this ____ day of August , 1996.


                                    ROFIN-SINAR TECHNOLOGIES INC.


                                    By: __________________________________
                                      Name:
                                      Title:

ATTEST:


______________________________
Christopher C. Paci
Secretary

                         CERTIFICATE OF INCORPORATION

                                      OF

                         ROFIN-SINAR TECHNOLOGIES INC.


                     _____________________________________


                                   ARTICLE I

                                     Name
                                     ----

          SECTION 1.1.  Name.  The name of the corporation is Rofin-Sinar
                        ----
 Technologies Inc. (the "Corporation").

                                  ARTICLE II

                    Registered Office and Registered Agent
                    --------------------------------------

          SECTION 2.1.  Office and Agent.  The address of the registered office
                        ----------------
of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.


                                  ARTICLE III

                               Corporate Purpose
                               -----------------

          SECTION 3.1.  Purpose.  The purpose of the Corporation is to engage in
                        -------
any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").


                                  ARTICLE IV

                                Capitalization
                                --------------

          SECTION 4.1.  Authorized Capital.  Shares.  The total number of shares
                        ------------------   ------
of all classes of capital stock that the Corporation shall have authority to issue is 1,500 shares, of which (i) 1,000 shall be common stock, par value $.01 per share ("Common Stock"), and (ii) 500 shares shall be preferred stock, par value $.01 per share ("Preferred Stock").

          SECTION 4.2.  Common Stock.  (a)  Voting Rights.  Each holder of
                        ------------        -------------
Common Stock shall have one vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.

          (b)  Dividends and Distributions.  Subject to any rights of holders of
               ---------------------------
any class or series of Preferred Stock, when, as and if dividends or distributions are declared on outstanding shares of Common Stock, whether payable in cash, in property or in securities of the Corporation, each holder of outstanding shares of Common Stock shall be entitled to share ratably in such dividends and distributions in proportion to the number of shares of Common Stock held by such holder.

          (c)  Liquidation.  Subject to any rights of holders of any class or
               -----------
series of Preferred Stock, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each holder of outstanding shares of Common Stock shall be entitled to share ratably in the assets of the Corporation to be distributed among the holders of shares of Common Stock in proportion to the number of shares of Common Stock held by such holder.

          (d)  No Preemptive Rights.  The holders of shares of Common Stock
               --------------------
shall have no preemptive or preferential rights of subscription to any shares of any class of capital stock of the Corporation or any securities convertible into or exchangeable for shares of any class of capital stock of the Corporation.

          SECTION 4.3.  Preferred Stock.  Shares of Preferred Stock of the
                        ---------------
Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the affirmative vote of a majority of the whole Board of Directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions, including the dividend rate, redemption price and liquidation preference, and may be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of capital stock, or any debt securities, of the Corporation at such price or prices or at such rate or rates of exchange and with such adjustments as shall be stated and expressed in this Certificate of Incorporation or in any amendment hereto or in such resolution or resolutions providing for the issuance of such class or series of Preferred Stock as may be adopted from time to time by the affirmative vote of a majority of the whole Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the DGCL. The authority of the Board of Directors with respect to each series shall also include, but not be limited to, the determination of restrictions, if any, on the issue or reissue of any additional shares of Preferred Stock.


                                   ARTICLE V

                           Compromise or Arrangement
                           -------------------------

          SECTION 5.1.  Compromise or Arrangement.  Whenever a compromise or
                        -------------------------
arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or the members of the class of creditors, and/or on all the stockholders or the members of the class of stockholders, of the Corporation, as the case may be, and also on the Corporation.


                                  ARTICLE VI

                                Indemnification
                                ---------------

          SECTION 6.1.  Indemnification.  (a)  General.  The Corporation (i)
                        ---------------        -------
shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director or an officer of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (ii) may indemnify, if the Board of Directors determines such indemnification is appropriate, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b)  Derivative Actions.  The Corporation (i) shall indemnify any
               ------------------
person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director or an officer of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and (ii) may indemnify, if the Board of Directors determines such indemnification is appropriate, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c)  Successful Defense.  To the extent that (i) a director or an
               ------------------
officer of the Corporation or (ii) any other employee or agent of the Corporation who the Board of Directors has authorized the Corporation to indemnify, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d)  Proceedings Initiated by any Person.  Notwithstanding anything to
               -----------------------------------
the contrary contained in subsections (a) or (b) above, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized in advance, or unanimously consented toby the Board of Directors.

          (e)  Procedure.  Any indemnification under subsections (a) and (b)
               ---------
above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) above. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

          (f)  Advancement of Expenses.  Expenses (including attorneys' fees)
               -----------------------
incurred by a director or an officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking in form and substance satisfactory to the Corporation by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation pursuant to this Article VI or as otherwise authorized by law. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          (g)  Rights Not Exclusive.  The indemnification and advancement of
               --------------------
expenses provided by, or granted pursuant to, the other subsections of this
Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (h)  Insurance.  The Corporation may purchase and maintain insurance
               ---------
on wazzu behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the DGCL.

          (i)  Definition of "Corporation".  For purposes of this Article VI,
               ---------------------------
references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (j)  Certain Other Definitions.  For purposes of this Article VI,
               -------------------------
references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation", as referred to in this Article VI.

          (k)  Continuation of Rights.  The indemnification and advancement of
               ----------------------
expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (l)  Repeal or Modification.  Any repeal or modification of this
               ----------------------
Article VI by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.


                                  ARTICLE VII

                            Liability of a Director
                            -----------------------

          SECTION 7.1.  Director Liability.  (a)  A director of the Corporation
                        ------------------
shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

          (b) If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended, without further action by either the Board of Directors or the stockholders of the Corporation.

          (c) Any repeal or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.


                                 ARTICLE VIII

                 Management of the Affairs of the Corporation
                 --------------------------------------------

          SECTION 8.1.  Management of the Affairs of the Corporation.  (a)  The
                        --------------------------------------------
business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all the powers of the Corporation and do all such lawful acts and things that are not conferred upon or reserved to the stockholders by law, by this Certificate of Incorporation or by the by-laws of the Corporation (the "By-Laws").

          (b) Election of directors of the Corporation need not be by written ballot, unless required by the By-Laws.

          (c) The following provisions are inserted for the limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (1) The By-Laws, or any of them, may be altered, amended or repealed, or new by-laws may be made, but only to the extent any such alteration, amendment, repeal or new by-law is not inconsistent with any provision of this Certificate of Incorporation as it may be amended from time to time, either by a majority of the whole Board of Directors or by the stockholders of the Corporation upon the affirmative vote of the holders of at least a 80% of the outstanding capital stock entitled to vote thereon.

          (2) The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors shall be made by the decision of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1997 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1998 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 1999 annual meeting of stockholders. At each annual meeting of stockholders, beginning with the 1997 annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. The term of a director elected by stockholders to fill a newly created directorship or other vacancy shall expire at the same time as the terms of the other directors of the class for which the new directorship is created or in which the vacancy occurred. Any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy occurring on the Board of Directors, howsoever resulting, may be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director so elected by the Board of Directors to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

          Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Section 4.3 hereof applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section 8.1(c) unless expressly provided by such terms.

          (3) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in this Certificate of Incorporation with respect to the right of holders of Preferred Stock of the Corporation to nominate and elect a specified number of directors in certain circumstances.

               (A) Nomination of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors,
          (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 8.1(c)(3) and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 8.1(c)(3). In addition to any other applicable requirements, for a nomination to be made by a stockholder pursuant to clause (ii) of this Section 8.1(c)(3)(A), such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

               (B) To be timely, a stockholder's notice to the Secretary pursuant to clause (ii) of Section 8.1(c)(3)(A) must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs, or (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting is mailed or public disclosure of the date of the special meeting is made, whichever first occurs.

               (C) To be in proper written form, a stockholder's notice to the Secretary pursuant to clause (ii) of Section 8.1(c)(3)(A) must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
          Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, together with evidence reasonably satisfactory to the Secretary of such beneficial ownership, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

               (D) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 8.1(c)(3). If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

          (4) Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time only for cause by the affirmative vote of the holders of at least 80% of the outstanding shares of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this paragraph as one class.

          (5) Any action may be taken by written consent in lieu of a meeting of shareholders only with the consent of the holders of 100% of the outstanding shares of the Corporation.

          (6) Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the members of the Board of Directors or the Chairman of the Board of the Corporation. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.


                                  ARTICLE IX

                                  Amendments
                                  ----------

          SECTION 9.1.  Amendments.  Notwithstanding anything contained in this
                        ----------
Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend, repeal, or adopt any provision inconsistent with, Section 4.3 of Article IV, Section 8.1(c) of Article VIII or this Article IX of this Certificate of Incorporation.


                                   ARTICLE X

                               Private Property
                               ----------------

          SECTION 10.1.  Private Property.  The private property of the
                         ----------------
stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatsoever.

                                  ARTICLE XI

                                 Incorporator
                                 ------------

          The name and mailing address of the sole incorporator is as follows:

              Name                        Mailing Address
              ----                        ---------------

              Christopher C. Paci         Shearman & Sterling
                                          599 Lexington Avenue
                                          New York,  NY  10022

          I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 19th day of July, 1996.

                                       /s/ Christopher C. Paci
                                       ____________________________________
                                       Christopher C. Paci